Exhibit 99.(l)

1301 Pennsylvania Avenue, N.W. Washington, D.C. 20004 United States +1 202 389 5000 www.kirkland.com	Facsimile: +1 202 389 5200

August 16, 2022

Eagle Point Income Company Inc.

600 Steamboat Road, Suite 202

Greenwich, CT 06830

Re:	Registration Statement on Form N-2

We are issuing this opinion in our capacity as special legal counsel to Eagle Point Income Company Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form N-2 (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company.

The Registration Statement relates to the resale of up to 1,398,973 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), to be issued by the Company to the selling stockholder of the Company named in the Registration Statement (the “Selling Stockholder”) pursuant to the Common Stock Purchase Agreement, dated August 16, 2022, by and among the Company, Eagle Point Income Management LLC, Eagle Point Administration LLC and the Selling Stockholder.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Shares and (iii) the Purchase Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

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Eagle Point Income Company Inc. August 16, 2022 Page 2

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that when the Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion as Exhibit (l) to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP